                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                    [ ]  Confidential, for Use of the Commission Only
                                                        (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RFS Hotel Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                           RFS HOTEL INVESTORS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1999

                            ------------------------

     The annual meeting of the shareholders (the "Annual Meeting") of RFS Hotel Investors, Inc. (the "Company"), will be held at the Company's offices at 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee, on Wednesday, April 28, 1999, at 9:00 a.m., local time, for the following purposes:

          1. To elect three Class III directors to serve until the Annual Meeting of shareholders in 2002 and one Class II director to serve until the Annual Meeting of shareholders in 2001.

          2. To consider and act upon a proposal to amend the Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") to increase the number of shares of common stock that may be subject to awards under the Plan from 2,000,000 to 3,000,000 shares.

          3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of the Company of record as of the close of business on March 15, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting, the nominees for election to the Board of Directors of the Company and the Plan.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ MICHAEL J. PASCAL
                                          MICHAEL J. PASCAL
                                          Secretary

March 26, 1999

                           RFS HOTEL INVESTORS, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of RFS Hotel Investors, Inc. (the "Company") for use at the annual meeting of shareholders to be held on April 28, 1999 ("Annual Meeting") and at any adjournments thereof. The mailing address of the principal executive office of the Company is 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's annual report to shareholders, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 26, 1999.

THE PROXY

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in accordance with the terms thereof. In voting by proxy in regard to the election of the directors, shareholders may vote in favor of the nominees, withhold their votes as to the nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Stock, $.01 par value (the "Common Stock"), and each outstanding share of the Company's Series A Preferred Stock ("Preferred Stock") is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on March 12, 1999, the Company had outstanding 25,115,946 shares of Common Stock and 973,684 shares of Preferred Stock. The Common Stock and the Preferred Stock vote together as a class on all matters being submitted to shareholders at the Annual Meeting.

     Under Tennessee law and the Company's Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, directors shall be elected by a plurality of the votes cast and the proposal to amend the Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR CLASS III DIRECTOR AND THE NOMINEE FOR CLASS II DIRECTOR AND FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

     No specific provisions of the Tennessee Business Corporation Act, the Company's Charter or the Company's bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." A "Broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and "broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because Proposal One, the election of directors, and Proposal Two, the amendment of the Plan, are routine matters for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise. Votes "withheld" from a director-nominee have the effect of a negative vote because a plurality of the shares cast at the Annual Meeting is required for the election of each director.

                        REPORTS OF BENEFICIAL OWNERSHIP

     Under federal securities laws, the Company's directors and executive officers are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1998 its officers and directors complied with all applicable filing requirements except that year-end reports on Form 5 were filed in March 1999 for Messrs. Solmson, Lovelace, Pascal, Forsdick, Campbell, Stokes, Starnes, Jenkins and Phillips.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 15, 1999, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock and its Preferred Stock. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                                                                   SERIES A CONVERTIBLE
                                                   COMMON STOCK                     PREFERRED STOCK(5)
                                         ---------------------------------   ---------------------------------
                                              NATURE OF         PERCENT OF        NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP    CLASS(1)    BENEFICIAL OWNERSHIP    CLASS(1)
------------------------------------     --------------------   ----------   --------------------   ----------
Boston Partners Asset Mgt., L.P........       2,309,740(2)         9.2%                  --              --
  One Financial Center
  43rd Floor
  Boston, MA 02111
Snyder Capital Management, Inc.........       1,685,400(3)         6.7%                  --              --
  350 California Street, Suite 1460
  San Francisco, CA 94104
Brinson Partners, Inc.
  209 South LaSalle....................       1,357,882(4)         5.4%                  --              --
  Chicago, IL 60604
RFS, Inc...............................              --              --             973,684            100%
  c/o Promus Hotel Corporation
  755 Crossover Lane
  Memphis, TN 38117

---------------

(1) Based on shares outstanding on March 15, 1999.
(2) Based on information contained in Amendment No. 3 to Schedule 13G dated February 12, 1999 and filed with the SEC in February 1999. Boston Partners Asset Management, L.P. reported that it has shared voting and dispositive power with respect to the shares of Common Stock.
(3) Based on information contained in Schedule 13G dated February 4, 1998 and filed with the SEC on February 5, 1999. Snyder Capital Management, Inc. reported that it has shared voting power with respect to 1,626,600 shares of Common Stock and shared dispositive power with respect to 1,685,400 shares of Common Stock.
(4) Based on information contained in Schedule 13G dated February 3, 1999 and filed with the SEC on February 16, 1999. Brinson Partners, Inc. reported that it has shared voting and dispositive power with respect to the shares of Common Stock.
(5) Each share of Preferred Stock is entitled to one vote. The Preferred Stock and the Common Stock will vote together as a class on all matters being submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 1999 by (i) each director, (ii) each executive officer and (iii) all directors and executive officers as a group. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                                                  AMOUNT AND
                                                             NATURE OF BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                                          OWNERSHIP              CLASS
------------------------                                     --------------------      ----------
Robert M. Solmson(1)(2).....................................        758,695               3.0
J. William Lovelace(2)(3)...................................        190,100                 *
Michael J. Pascal(2)(4).....................................        162,500                 *
Bruce E. Campbell, Jr.(5)(6)................................         62,500                 *
H. Lance Forsdick(5)(6)(7)..................................        486,073               1.9
Harry J. Phillips, Sr.(5)(6)................................         53,500                 *
Michael S. Starnes(5)(6)....................................         54,100                 *
John W. Stokes, Jr.(5)(6)...................................         40,500                 *
R. Lee Jenkins(8)...........................................         42,500                 *
All Directors and Executive Officers as a Group (9
  persons)(1)(2)(3)(4)(5)(6)(7)(8)..........................      1,850,468               7.2%

---------------

  * Represents less than 1% of the outstanding Common Stock.
(1) Includes 7,086 shares issuable to a trust of which Mr. Solmson's children are beneficiaries and over which Mr. Solmson has sole investment and voting power, upon the trust's exercise of rights to redeem units of partnership interest in RFS Partnership, L.P. for shares of Common Stock (the "Redemption Rights"), 11,500 shares owned by trusts for the benefit of Mr. Solmson's children, 15,500 shares owned by Mr. Solmson's children, 10,000 shares owned by Mr. Solmson's wife, 5,000 shares of restricted Common Stock which vest in April 1999 and 24,000 shares of restricted Common Stock which vest at a rate of 8,000 shares in each of October 1999, 2000 and 2001. Prior to vesting, Mr. Solmson is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Solmson ceases to be an officer and director will be forfeited. Also includes 5,609 shares issuable to Mr. Solmson upon exercise of his right to redeem units of limited partnership interest in RFS Partnership, L.P., 210,000 shares issuable to Mr. Solmson upon exercise of vested options granted under the Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") and 20,000 shares issuable to Mr. Solmson upon exercise of options granted under the Plan which options vest in April, 1999.
(2) Does not include 45,000, 30,000 and 45,000 shares issuable upon exercise of options granted under the Plan in February 1997 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest at the rate of 15,000, 10,000 and 15,000 shares per year in each of February 2000, 2001 and 2002, or 50,000, 50,000 and 40,000 shares issuable upon exercise of options granted under the Plan in October 1998 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest at the rate of 16,667, 16,667 and 13,333 shares per year in each of October 1999, 2000 and 2001.
(3) Includes 3,000 shares of restricted Common Stock which vest in April 1999 and 24,000 shares of restricted Common Stock issued under the Plan which vest at a rate of 8,000 shares in each of October 1999, 2000 and 2001. Prior to vesting, Mr. Lovelace is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Lovelace ceases to be an officer will be forfeited. Also includes 110,000 shares issuable to Mr. Lovelace upon exercise of vested options granted under the Plan and 10,000 shares issuable to Mr. Lovelace upon exercise of options granted under the Plan which options vest in April 1999.
(4) Includes 2,000 shares of restricted Common Stock which vest in April 1999 and 24,000 shares of restricted Common Stock issued under the Plan which vest at a rate of 8,000 shares in each of October 1999, 2000 and 2001. Prior to vesting, Mr. Pascal is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Pascal ceases to be an officer will be forfeited. Also includes 95,000 shares issuable to Mr. Pascal upon exercise of vested options granted under the Plan and 10,000 shares issuable to Mr. Pascal upon exercise of options granted under the Plan which options vest in April 1999.
(5) Includes 1,000 shares of restricted Common Stock issued under the Plan which shares vest in April 1999 and 2,500 shares of restricted Common Stock issued under the Plan which vest at a rate of 833 shares in each of October 1999 and 2000, and 834 shares in October 2001. Prior to vesting, the director is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited.
(6) Includes 20,000 shares issuable upon exercise of vested options granted under the Plan and 5,000 shares issuable upon exercise of options granted under the Plan which options vest in April 1999.
(7) Includes 20,573 shares issuable to Mr. Forsdick upon exercise of his Redemption Rights.
(8) Includes 6,000 shares of restricted Common Stock which vest at a rate of 2,000 shares in each of September 1999, 2000 and 2001 and 2,500 shares of Restricted Common Stock issued under the Plan which vest at a rate of 833 shares in each of October 1999 and 2000, and 834 shares in October 2001. Prior to vesting, Mr. Jenkins is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited. Also includes 10,000 shares issuable upon exercise of vested options granted under the Plan. Does not include 15,000 shares issuable upon exercise of options granted under the Plan, which options vest at the rate of 5,000 shares in each of September 1999, 2000 and 2001.

                  ELECTION OF CLASS II AND CLASS III DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Director Meetings. The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Tennessee, the Company's state of incorporation. The Company's Charter requires that a majority of the Company's directors must not be officers, directors or employees of the Company or affiliates of any advisor to the Company, lessee of the Company's properties, or any entity which is an affiliate of the Company ("Independent Directors"). There are presently eight directors, including six Independent Directors. The Board of Directors holds regular quarterly meetings during the Company's fiscal year. The Board of Directors held seven meetings during 1998. In 1998, Messrs. Forsdick and Phillips, each attended five of seven, Messrs. Stokes and Jenkins, each attended four of seven and Mr. Starnes, attended three of seven meetings of the Board of Directors. All other directors attended more than 75% of the aggregate number of meetings of the Board of Directors and its committees on which they served in 1998.

     The Company presently has an Audit Committee and a Compensation Committee of its Board of Directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

     Audit Committee. The Board of Directors has established an Audit Committee, which currently consists of Messrs. Stokes and Campbell. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1998, with both members in attendance at that meeting.

     Compensation Committee. The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Campbell, Phillips and Starnes. Messrs. Solmson and Lovelace act as a special compensation committee for the purpose of awarding compensation and benefits to Independent Directors. The Compensation Committee determines compensation for the Company's executive officers and administers the Plan as it relates to executive officers and key employees. The Compensation Committee met twice in 1998, and all members were present.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company has received 12,500 restricted shares of Common Stock, except H. Lance Forsdick, who has received 7,500 shares, subject to certain restrictions, and options to acquire 25,000 shares of Common Stock. Each non-employee director's rights in 10,000 and 2,500 shares of such restricted Common Stock vest at the rate of 20% and 33 1/3%, respectively, per year of service, beginning one year after the date of receipt. Each director is entitled to vote and receive dividends paid with respect to the restricted shares of such Common Stock prior to vesting. The options vest at the rate of 20% per year. Any unvested shares or options at the time a non-employee director ceases to be a director will be forfeited. In addition, the Company reimburses directors for their out-of-pocket expenses in connection with their service on the Board of Directors. The Directors do not receive annual or per meeting cash compensation.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                       EACH OF THE NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS III AND CLASS II DIRECTORS

     The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. Generally, one full class of Directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors currently has set the number of directors constituting the Board of Directors at eight.

     The Company has no Nominating Committee of its Board of Directors; the entire Board of Directors acts in such capacity. The Board of Directors has nominated the three present Class III directors, Messrs. Solmson, Phillips and Jenkins, to serve as Class III directors for a three year term expiring at the Company's Annual Meeting in 2002 and has nominated Mr. Lovelace to serve as a Class II director for the remainder of the Class II term expiring at the Company's Annual Meeting in 2001. The remaining members of the Board of Directors will continue as members thereof until their respective terms expire as indicated below or until their successors are duly elected and qualified.

     If any nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a director of the Company if elected.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                            (TERMS EXPIRING IN 2002)

--------------------------------------------------------------------------------

ROBERT M. SOLMSON, age 51, is Chairman and Chief Executive Officer of the Company. He has been Chairman and Chief Executive Officer since the Company's formation in 1993 and President from 1993 to February 1996 and from February 1998 to October 1998. He is a director of Morgan Keegan & Company, Inc. ("Morgan Keegan").

Committees: Special Compensation Committee

--------------------------------------------------------------------------------

HARRY J. PHILLIPS, SR., age 69, is Chairman of the Executive Committee of the Board of Directors of Browning-Ferris Industries, Inc., a waste disposal company. Mr. Phillips has held that position since 1988. Prior to 1988, Mr. Phillips was Chairman and Chief Executive Officer of Browning-Ferris, positions he had held for several years. He is also a director of National Commerce Bancorporation, Morgan Keegan and Buckeye Technologies, Inc. He has been a director of the Company since January 1994.

Committees: Compensation

--------------------------------------------------------------------------------

R. LEE JENKINS, age 68, is also a director of National Commerce Bancorporation. He was President of Plough, Inc. and Executive Vice President-Consumer Operations of Schering-Plough Corporation from 1976 through 1989.

Committees: None

                   NOMINEE FOR ELECTION AS CLASS II DIRECTOR
                            (TERM EXPIRING IN 2001)

--------------------------------------------------------------------------------

J. WILLIAM LOVELACE, age 61, is President and Chief Operating Officer of the Company. He was appointed as a director of the Company in October 1998. He was Vice President of the Company since the Company's formation in 1993 until October 1998. From 1978 to 1991, Mr. Lovelace operated his own company, Dominion Hospitality Management, until it was purchased by RFS, Inc. From 1991 to 1993, Mr. Lovelace was responsible for the operation of 25 hotel properties for RFS, Inc.

Committees: Special Compensation Committee

                         INCUMBENT DIRECTORS -- CLASS I
                            (TERMS EXPIRING IN 2000)

--------------------------------------------------------------------------------

MICHAEL S. STARNES, age 53, is Chairman of the Board, President and Chief Executive Officer of M.S. Carriers, Inc., a truckload carrier in Memphis, Tennessee, positions he has held since 1986. He has been a director of the Company since 1993.

Committees: Compensation

--------------------------------------------------------------------------------

JOHN W. STOKES, JR., age 61, is Vice Chairman of Morgan Keegan, a position he has held since 1983. He has been an employee and director of Morgan Keegan since 1970 and President of its Equity Capital Markets Group since 1990. He is also a director of Morgan Keegan, Inc. and O'Charley's, Inc. He has been a director of the Company since 1993.

Committees: Audit

                        INCUMBENT DIRECTORS -- CLASS II
                            (TERMS EXPIRING IN 2001)

--------------------------------------------------------------------------------

BRUCE CAMPBELL, age 67, is Chairman of the Executive Committee of the Board of Directors of National Commerce Bancorporation, a national bank holding company. Mr. Campbell has held that position since 1993. Prior to 1993, Mr. Campbell was Chairman and Chief Executive Officer of National Commerce Bancorporation, positions he held since 1977. During such period, Mr. Campbell was also Chairman and Chief Executive Officer of National Bank of Commerce, Memphis, Tennessee, a wholly-owned national banking subsidiary of National Commerce Bancorporation. He has been a director of the Company since 1993.

Committees: Audit, Compensation (Chairman)

--------------------------------------------------------------------------------

H. LANCE FORSDICK, SR., age 59, was Chairman of the Board of RFS, Inc., lessee of the company's hotels, from 1974 until February 1996, when RFS, Inc. was acquired by Doubletree Corporation. Prior to 1974, Mr. Forsdick held various positions in the real estate and hotel development and management business. He has been a director of the Company since 1993.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS BETWEEN COMPANY AND DIRECTORS

     Mr. Stokes, who is a director of the Company, is President of the Equity Capital Markets Group of Morgan Keegan and is also a director of Morgan Keegan. Mr. Phillips, who is a director of the Company, is also a director of Morgan Keegan. Mr. Solmson, who is Chairman and Chief Executive Officer of the Company, is also a director of Morgan Keegan as of February 1999. Morgan Keegan was the managing underwriter of the Company's initial public offering and three subsequent public offerings and has performed financial advisory services for the Company and has received investment banking fees and other compensation in connection with each of those offerings and financial advisory assignments. Upon his resignation from his position as President and director of the Company, the Company repurchased 110,000 shares of Common Stock from Mr. Perkins.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company for the last three fiscal years to those persons who: (1) served as the Company's chief executive office ("CEO"); (2) were the Company's only other executive officers; and (3) three additional individuals not serving as executive officers but whose total annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                                                       ------------------------
                                                    COMPENSATION       RESTRICTED      SECURITIES
                                                 -------------------     STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR      SALARY     BONUS       AWARDS         OPTIONS
---------------------------             -----    --------   --------   ----------      ----------
Robert M. Solmson.....................  1998     $231,750   $124,463   $  285,000(4)   $  593,750(5)
  Chairman of the Board                 1997      225,000    112,500           --       1,265,625(6)
  and Chief Executive Officer           1996      225,000    112,500           --              --(7)
Minor W. Perkins......................  1998(2)  $ 38,625         --           --              --
  Former President                      1997      225,000    112,500           --       1,265,625(8)
                                        1996(1)   164,375    112,500    1,321,875(8)    3,400,000(8)
J. William Lovelace...................  1998     $195,700   $146,775      285,000(4)      593,750(5)
  President and Chief                   1997      190,000     95,000           --         843,750(6)
  Operating Officer                     1996      190,000     95,000           --              --(7)
Michael J. Pascal.....................  1998     $169,950   $109,812      285,000(4)      475,000(5)
  Executive Vice President,             1997      165,000     82,500           --       1,265,625(6)
  Secretary, Treasurer and              1996      165,000     82,500           --              --(7)
  Chief Financial Officer
William Crosby........................  1998     $120,750   $ 25,000      106,875(4)      296,875(5)
  Senior Vice President                 1997      115,500     20,000           --         253,125(6)
                                        1996      110,250     30,000           --              --(7)
Angie Mock............................  1998     $110,000   $ 30,000      106,875(4)      296,875(5)
  Senior Vice President                 1997      100,000     25,000           --         421,875(6)
                                        1996(3)    46,215     12,000       78,125(4)(9)   390,625(10)
Craig Hofer...........................  1998     $107,500   $ 20,000       89,063(4)      237,500(5)
  Vice President                        1997      100,000     15,000           --              --
                                        1996           --         --           --              --

---------------

 (1) For the period April 8, 1996 (date of hire) to December 31, 1996.
 (2) For the period January 1, 1998 to February 28, 1998 (date of resignation).
 (3) For the period July 8, 1996 (date of hire) to December 31, 1996.
 (4) In 1998, 24,000, 24,000, 24,000, 9,000, 7,500, and 9,000 shares of restricted Common Stock were granted Messrs. Solmson, Lovelace, Pascal, Crosby, Hofer and Ms. Mock, respectively, subject to vesting. These shares of restricted Common Stock begin to vest at a rate of 33 1/3% per year in October 1999. The value of the shares of restricted Common Stock granted in 1998 to the above-listed officers, (based on the closing market price of the Common Stock on such date of $11.875), was $285,000, $285,000, $285,000, $106,875, $89,063 and $106,875 respectively. At December 31,
     1998, an aggregate of 202,500 shares of restricted Common Stock were held, with an aggregate value at such date (based on the closing market price of the Common Stock at December 31, 1998 of $12.25) of $2,480,625 as follows: Mr. Solmson, 74,000 shares valued at $906,500; Mr. Lovelace, 54,000 shares valued at $661,500; Mr. Pascal, 44,000 shares valued at $539,000; Mr. Crosby, 9,000 shares valued at $110,250; Mr. Hofer, 7,500 shares valued at $91,875; and Ms. Mock, 14,000 shares valued at $171,500. Prior to vesting, the recipients are entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock.
 (5) The options vest at a rate of 33 1/3% per year over three years beginning in October 1999. See "Security Ownership of Management." Also, see "Security Ownership of Management" for a summary of options granted in 1993 and 1994 which vested in part in 1998.
 (6) The options vest at the rate of 20% per year over five years beginning in February 1998. See "Security Ownership of Management." Also, see "Security Ownership of Management" for a summary of options granted in 1993 and 1994 which vest in part in 1997.
 (7) See "Security Ownership of Management" for a summary of options granted in prior years which vested in part in 1996.
 (8) Upon resignation of Mr. Perkins, 45,000 shares of unvested restricted common stock and unvested options to purchase 180,000 shares of Common Stock were forfeited. Mr. Perkins exercised options to purchase 95,000 shares of Common Stock and the Company repurchased these shares.
 (9) The shares of restricted Common Stock began to vest at the rate of 20% per year over five years in July 1997.
(10) The options began to vest at the rate of 20% per year over five years in July 1997.

OPTION GRANTS

     The following table sets forth information regarding grants of stock options during the 1998 calendar year pursuant to the Plan:

                           INDIVIDUAL GRANTS
                       -------------------------                             POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF     % OF TOTAL                                 ASSUMED ANNUAL RATES OF
                         SHARES       OPTIONS                                 STOCK PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE                          OPTION TERM(2)
                        OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION    ------------------------------
                        GRANTED     FISCAL YEAR    SHARE(1)       DATE            5%               10%
                       ----------   ------------   ---------   ----------    ------------      ------------
Robert M. Solmson....    50,000         24%         $11.875    10/27/08        $285,000          $681,500
J. William
  Lovelace...........    50,000         24%         $11.875    10/27/08        $285,000          $681,500
Michael J. Pascal....    40,000         19%         $11.875    10/27/08        $228,000          $545,200
Angie Mock...........    25,000         12%         $11.875    10/27/08        $142,500          $340,750
William Crosby.......    25,000         12%         $11.875    10/27/08        $142,500          $340,750
Craig Hofer..........    20,000          9%         $11.875    10/27/08        $114,000          $272,600

---------------

(1) The exercise price per share is the closing price for the Common Stock on the New York Stock Exchange on the effective date of grant.
(2) Represents potential realizable value at assumed annual rates of stock price appreciation over the exercise price for the options for the option term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of options during the Company's 1998 fiscal year by the Named Executive Officers and regarding unexercised options at December 31, 1998. No separate share appreciation rights were granted during 1998:

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                                   DECEMBER 31, 1998         DECEMBER 31, 1998(1)
                            SHARES ACQUIRED                    -------------------------   -------------------------
NAME                          ON EXERCISE     VALUE REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        ---------------   --------------   -------------------------   -------------------------
Robert M. Solmson.........          --                 --            230,000/95,000            $      --/$18,750
Minor W. Perkins..........      95,000           $122,312                     --/--            $      --/--
J. William Lovelace.......          --                 --            120,000/80,000            $      --/$18,750
Michael J. Pascal.........          --                 --            105,000/85,000            $      --/$15,000
William Crosby............          --                 --             25,000/20,000            $      --/$9,375
Angie Mock................          --                 --             20,000/55,000            $      --/$9,375
Craig Hofer...............          --                 --                 --/20,000            $      --/$9,375

---------------

(1) Based on a per share market price of $12.25 at December 31, 1998. The exercisable options at December 31, 1998 were not in-the-money. The strike price for the unexercisable options at December 31, 1998 is $11.875.

EMPLOYMENT AGREEMENTS

     Effective November 18, 1997, Messrs. Solmson, Lovelace and Pascal, the Company's three executive officers (collectively, the "Executives"), entered into employment agreements (the "Employment Agreements") with RFS Managers, Inc., a wholly owned subsidiary of the Company (the "Subsidiary") which provides management services to the Company pursuant to a Management Services Agreement. Each Employment Agreement provides for a three year term which is renewed for a new three year term at the end of each year.

     Under the Employment Agreements, in 1999 Messrs. Solmson, Lovelace and Pascal will receive base salaries in the amounts of $250,000, $250,000, and $185,000, respectively. In addition, the Employment Agreements provide that each of Messrs. Solmson, Lovelace and Pascal is entitled to a cash bonus payable on or before April 1, 2000 at the discretion of the Compensation Committee. In addition, the Subsidiary may provide Messrs. Solmson, Lovelace and Pascal other incentive compensation, including but not limited to, grants of stock options and shares of restricted Common Stock, in accordance with rules and criteria established by the Compensation Committee of the Company.

     Under each Employment Agreement, termination of the officer without cause or for death or disability requires the Subsidiary to pay the officer annual base salary for the remainder of the three year term. In the event of voluntary termination or termination with cause, the officer will remain subject to the noncompetition clause in the Employment Agreement (described below). Termination for cause includes the officer's conviction of a crime involving some act of dishonesty or moral turpitude, theft or embezzlement or malicious infliction of damage to the Subsidiary's or the Company's property or business opportunity, material and intentional breach of the noncompetition covenant, continuous neglect of duties or refusal to follow unambiguous duly adopted written direction of the Board of the Company or abuse of alcohol, drugs or other substances.

     Each Employment Agreement terminates upon the death or disability of the officer, and the officer is entitled to certain benefits in the event of a termination resulting from disability. Each Employment Agreement provides that, in the event of a termination of the officer's employment for cause or the officer's voluntary termination, the officer may not own any interest in a hotel property other than properties owned by the Company and the Partnership or manage or in any other capacity engage in the acquisition, development, operation or management of any hotel property located within 20 miles of any hotel property owned by the Company or the Partnership for a period of two years.

     Under each Employment Agreement, in the event of the Company's termination of an Executive's employment or the Executive's resignation for good reason ("Good Reason"), as defined below, following a change in control of the Company, as defined below ("Change of Control"), the Executive will be entitled to a cash amount equal to three times the Executive's average annual base salary and cash bonus for the fiscal year in which the Change of Control occurs and the two preceding fiscal years. In addition, if the excise tax on "excess parachute payments", as defined in section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), will be imposed on the Executive under Code section 4999 as a result of a Change of Control payment or any other payment, benefit or compensation which the Executive receives or has the right to receive from the Company or the Subsidiary or any of their affiliates, the Company will indemnify the Executive and hold him harmless against all claims, losses, damages, penalties, expenses and excise taxes. In addition, any unvested stock options or restricted stock granted to the Executive under the Plan will vest and become immediately exercisable upon a Change of Control.

     A Change of Control is generally defined in the Employment Agreements to mean (i) the acquisition by any person of securities representing 50% or more of the Company's outstanding voting securities, (ii) a change in the majority of the Board of Directors of the Company, unless the change is previously approved by at least 80% of the members of the Board of Directors of the Company, (iii) the merger of the Company with another corporation where immediately after such merger, the persons holding a majority of the combined voting power of the then-outstanding securities of the Company prior to the merger hold less than a majority of the combined voting power of such company, (iv) the sale by the Company of all or substantially all of its assets to another corporation or person where immediately after such sale, the persons holding a majority of the combined voting power of the Company, (v) the sale or transfer by the Company to a non-affiliated business of the operations or assets that generated at least two-thirds of the consolidated revenues of the Company and its subsidiaries for the prior four quarters and (vi) the filing of a Form 8-K by the Company with the SEC disclosing that a change in control has occurred. For purposes of the Employment Agreements, "Good Reason" is generally defined as (i) a change in the Executive's status, position or responsibilities that does not represent a promotion, (ii) a reduction in the Executive's base salary or bonus, (iii) a required relocation to a location more than thirty miles away from the Company's principal executive offices, (iv) failure to continue to provide benefits to the Executive substantially similar to material benefits enjoyed by material breach of the Employment Agreement by the Company and (v) the failure of the Company to assume the Employment Agreement following the Change of Control.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     There were no compensation committee interlocks or insider participation in compensation decisions during 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is responsible for setting and administering compensation policies, fixing salaries of and awarding performance bonuses to executive officers and determining awards of restricted stock and grants of stock options to officers and key employees under the Plan. The Compensation Committee of the Board of Directors is comprised of Messrs. Campbell, Phillips and Starnes, each of whom is an Independent Director of the Company. The Compensation Committee approved employment agreements between the subsidiary and the following three executive officers of the Company with annual base cash compensation for 1998 as follows:

                                                           1998 ANNUAL BASE
                                                           CASH COMPENSATION
                                                           -----------------
Robert M. Solmson........................................      $231,750
J. William Lovelace......................................      $195,700
Michael J. Pascal........................................      $169,950

     Each executive officer received a bonus as set forth below:

Robert M. Solmson........................................      $124,463
J. William Lovelace......................................      $146,775
Michael J. Pascal........................................      $127,462

     The Compensation Committee has approved annual base cash compensation for 1999 as follows:

                                                           1999 ANNUAL BASE
                                                           CASH COMPENSATION
                                                           -----------------
Robert M. Solmson........................................      $250,000
J. William Lovelace......................................      $250,000
Michael J. Pascal........................................      $185,000

     The Compensation Committee believes incentive compensation should provide a meaningful portion of the executive officers' total compensation. In addition to the annual base cash compensation, for 1999, each executive officer named above will be entitled to a cash bonus at the discretion of the Compensation Committee. It is expected that any cash bonus will be based upon performance criteria including growth in funds from operations. In addition, the Subsidiary may provide Messrs. Solmson, Lovelace and Pascal other incentive compensation, including but not limited to, grants of stock options and shares of restricted Common Stock, in accordance with rules and criteria established by the Compensation Committee of the Company. The Compensation Committee believes it is important in attracting and retaining qualified executives to provide certain compensation benefits to such persons in the event of a change in control of the Company. The Compensation Committee has approved the change in control provisions of the Employment Agreements which provide that the Executive Officers may be entitled to receive a cash amount equal to three times their respective average annual base salaries and cash bonuses for the fiscal year in which the Change of Control occurs and the two preceding fiscal years.

     Because none of the Company's executive officers receives annual compensation in excess of $1 million, the Company has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The Company has begun to study the impact of the cap on long-term and incentive compensation of its executive officers and will consider implementing changes in future years to its long-term and incentive compensation strategy in response to the cap. The Company does provide for indemnification of excise tax liability in the context of Change of Control payments under the Employment Agreements.

     The Compensation Committee approved annual base cash compensation for the following officers who do not have employment agreements for 1998 as follows:

William Crosby....................................  $120,750
Angie Mock........................................  $110,000
Craig Hofer.......................................  $107,500

     Each officer received a bonus as set forth below:

William Crosby....................................  $ 25,000
Angie Mock........................................  $ 30,000
Craig Hofer.......................................  $ 20,000

     The Compensation Committee has approved annual base cash compensation for 1999 as follows:

William Crosby....................................  $126,000
Angie Mock........................................  $120,000
Craig Hofer.......................................  $115,000

     In addition, the Company may provide Mr. Crosby, Ms. Mock or Mr. Hofer other incentive compensation, including but not limited to, grants of stock options and shares of restricted Stock in accordance with rules and criteria established by the Compensation Committee of the Company, and a cash bonus at the discretion of the Compensation Committee.

OPTION GRANTS AND RESTRICTED STOCK

     The Compensation Committee believes that significant stock ownership by the executive officers of the Company provides a major incentive to such officers to adopt and follow corporate strategies that enhance shareholder value. In 1993, the Compensation Committee approved the grant of stock options to acquire an aggregate of 175,000 shares of Common Stock at an exercise price of $13.50, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant and approved the issuance of 50,000 shares of restricted Common Stock. In 1994, the Compensation Committee approved the grant of stock options to acquire an aggregate of 200,000 shares of Common Stock at an exercise price of $16.63 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant and approved the issuance of an aggregate of 50,000 shares of restricted Common Stock to the executive officers pursuant to the Plan. The 1993 and 1994 grants were made to the Company's three executive officers who served during those years. In 1995, options to acquire an aggregate of 25,000 shares were granted to Mr. Crosby at an exercise price of $14.50 per share, the closing price of the Common Stock on the date of grant. In 1996, the Compensation Committee approved the grant of 75,000 shares of restricted Common Stock and options to purchase 200,000 shares of Common Stock at an exercise price of $17.00 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant to the Company's then President, Mr. Perkins, and of 5,000 shares of Restricted Common Stock and options to purchase 25,000 shares of Common Stock at an exercise price of $15.625 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant to Ms. Mock in connection with their appointments as executive officers. In 1997, options to acquire an aggregate of 325,000 shares were granted to the named executive officers at an exercise price of $16.875 per share, the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. In 1998, the Compensation Committee approved the grant of 97,500 shares of restricted Common Stock and options to acquire an aggregate of 210,000 shares of Common Stock to the named executive officers at an exercise price of $11.875 per share, the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. The options were allocated among the recipients based on the relative positions held by each recipient and the Compensation Committee's determination of their relative importance to the implementation of the Company's long range plan and business strategy. The Compensation Committee determined that it would be in the best interests of the Company and the shareholders to provide an incentive to such officers to sustain increases in shareholder value over an extended period; consequently, the options granted to the officers become exercisable at a rate of 20% to 33 1/3% per year and expire if the officer leaves the Company voluntarily or is discharged for cause. If an officer is discharged by the Company without cause, unvested options will immediately become exercisable and will remain exercisable for a period of 30 days after such discharge, at which time they will expire. The shares of restricted Common Stock granted to the executive officers vest at rates of 20% to 33 1/3% per year over five years. The officers are entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Upon a change of control of the Company, any unvested share of restricted Common Stock and any unvested options to purchase Common Stock immediately vest. Any unvested shares at the time an officer ceases to be an officer will be forfeited. Upon the resignation of Mr. Perkins, which was effective February 28, 1998, he forfeited 45,000 shares of unvested restricted Common Stock and unvested options to purchase 180,000 shares of Common Stock.

     The foregoing report has been furnished by the members of the Compensation Committee.

                                          COMPENSATION COMMITTEE:

                                          Bruce E. Campbell, Jr. (Chairman)
                                          Harry J. Phillips
                                          Michael S. Starnes

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's shareholder return on the Common Stock for the period December 31, 1994 through December 31, 1998, with the changes in the Standard and Poor's 500 Stock Index (the "S&P 500 Index") and the SNL Securities Hotel REIT Index for the same period, assuming a base share price of $100 for the Common Stock and each index for comparison purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

     The Hotel REIT Index is comprised of fourteen publicly traded REITs which focus on investments in hotel properties.

                           RFS HOTEL INVESTORS, INC.
                            STOCK PRICE PERFORMANCE

               MEASUREMENT PERIOD                    RFS HOTEL                           SNL HOTEL
             (FISCAL YEAR COVERED)                INVESTORS, INC.       S&P 500         REITS INDEX
08/06/93                                                    100.00            100.00            100.00
12/31/93                                                    141.64            105.16            147.83
12/31/94                                                    149.19            106.54            150.23
12/31/95                                                    187.88            146.58            197.75
12/31/96                                                    236.84            180.09            302.17
12/31/97                                                    258.53            240.19            396.17

                             ADOPTION OF AMENDMENTS
       TO AMENDED & RESTATED 1993 RESTRICTED STOCK AND STOCK OPTION PLAN

     The Board proposes that the shareholders approve an amendment to the 1993 Restricted Stock and Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors of the Company on October 28, 1993, and further amended and restated on March 1, 1994. The Plan has two components: the Officers' Plan and the Directors' Plan. The amendment will increase the number of shares available for issuance under the Officers' Plan from 1,600,000 to 2,600,000.

     The following paragraphs summarize the more significant features of the Plan. The summary is not intended to be complete and is subject in all respects to the terms of the Plan.

                              SUMMARY OF THE PLAN

                         SUMMARY OF THE OFFICERS' PLAN
PURPOSES

     The purposes of the Officers' Plan are to (i) provide incentives to officers and key employees of the Company, its subsidiaries and designated affiliates to carry on the Company's business in a manner that enhances shareholder value over time by giving them a stake in the Company's long-term performances and (ii) to provide the Company with a compensation program that is attractive to prospective officers and key employees.

ADMINISTRATION

     The Officers' Plan is administered by the Compensation Committee. The Compensation Committee generally has the authority, within the limitations set forth in the Plan, to (i) establish rules and regulations concerning the Officers' Plan, (ii) to determine the persons to whom options and stock awards may be granted, (iii) to fix the number of shares of Common Stock covered by each such award and (iv) to set the terms and provisions of each option and stock grant. The Compensation Committee has the right to cancel any outstanding options and to issue new options on such terms and conditions as may be consented to by the affected Optionee.

ELIGIBILITY

     Each officer and employee of the Company and its subsidiaries and designated affiliates is eligible to participate in the Officers' Plan. An employee who is a director may be selected to participate in the Officers' Plan; provided, however, that no director may participate in the Officers' Plan while he is a member of the Compensation Committee.

OPTIONS

     Options ("Options") granted under the Officers' Plan may be incentive stock options ("ISOs") or nonqualified stock options. An Option entitles the participant to purchase shares of Common Stock from the Company at the option price. The Compensation Committee will specify the number of shares subject to each Option and the times at which each Option shall become exercisable, except that an ISO may not first become exercisable in any calendar year for shares of Common Stock with a fair market value (determined on the date of grant) that exceeds $100,000.

     The option price of Options granted under the Officers' Plan is determined by the Compensation Committee at the time the option is granted. In the case of an ISO, however, the option price cannot be less than the fair market value of the Common Stock on the date of grant.

     The maximum term of each Option granted under the Officers' Plan is determined by the Compensation Committee at the time the Option is granted. The term of an ISO cannot exceed ten years.

     The option price may be paid in cash or check or by surrendering shares of Common Stock or by a combination of cash, check and Common Stock. If the Compensation Committee determines that such action is appropriate, the Company may assist the participant in the payment of the option price by arranging financing for the option price, by guaranteeing the participant's note or by loaning the option price to the participant.

RESTRICTED STOCK

     The Officer's Plan also authorizes the Compensation Committee to award shares of Restricted Stock, i.e. shares of Common Stock that are subject to forfeiture or vesting requirements, upon such terms and conditions as the Compensation Committee may prescribe. In addition, the Compensation Committee may impose other restrictions on such awards, including limitations on the transferability of the shares. Except as otherwise prescribed by the Compensation Committee on the date of grant, shares of Restricted Stock that have not previously vested will be forfeited upon a participant's termination of employment. After the grant and prior to the forfeiture or vesting of the shares, a participant shall be entitled to vote shares of Restricted Stock and to receive any cash distributions with respect to the shares.

SHARE AUTHORIZATION

     The maximum aggregate number of shares of Common Stock that currently may be issued under the Officers' Plan is 1,600,000 shares. However, no more than 250,000 shares of Common Stock may be granted as Restricted Stock under the Officers' Plan. If the Proposal is approved by the Company's Shareholders, the maximum aggregate number of shares of Common Stock issuable under the Officers' Plan would be increased to 2,600,000 shares, but the number of those shares that may be granted as Restricted Stock will remain at 250,000. These limitations and the terms of outstanding awards shall be adjusted as the Compensation Committee determines is appropriate in the event of a merger, consolidation, reorganization, stock dividend, stock split or similar change in the Company's capitalization.

AWARDS UNDER THE OFFICERS PLAN

     Options to acquire an aggregate of 175,000 shares of Common Stock were granted in 1993, options to acquire an aggregate of 200,000 shares of Common Stock were granted in 1994, and options to acquire an aggregate of 25,000 shares of Common Stock were granted in 1995, options to acquire an aggregate of 225,000 shares of Common Stock were granted in 1996, options to acquire an aggregate of 445,500 shares of Common Stock were granted in 1997, and options to acquire an aggregate of 210,000 shares of Common Stock were granted in 1998 under the Officers' Plan. Options to acquire an aggregate of 239,700 of those shares of Common Stock have been forfeited to date by Participants.

     An aggregate of 50,000 shares of Restricted Stock were issued in each of 1993 and 1994 pursuant to the Officer's Plan. An aggregate of 80,000 shares of Restricted Stock were issued in 1996. Of those awards, an aggregate of 45,000 shares of Restricted Stock have been forfeited to date by Participants.

     To the extent an award has been forfeited, the shares of Common Stock subject to that award or forfeited portion thereof are again available for issuance under the Officers' Plan.

     Except for the foregoing awards, neither the number of individuals who will be selected to participate in the Officers' Plan nor the type or size of future awards that will be approved by the Compensation Committee can be determined. The Company is also unable to determine the number of individuals who would have participated in the Officers' Plan or the type or size of awards that would have been made under the Officers' Plan if the Proposal had been in effect in 1998.

                         SUMMARY OF THE DIRECTORS' PLAN
PURPOSES

     The purposes of the Directors' Plan are to (i) provide incentives to Directors who are not officers or employees of the Company to carry on the Company's business in a manner that enhances shareholder value over time by giving them a stake in the Company's long-term performance and (ii) to provide the Company with a compensation program that is attractive to prospective Directors.

ADMINISTRATION

     The Directors' Plan is administered by the Special Compensation Committee. The Special Compensation Committee is comprised of directors who are not eligible to receive grants under the Directors' Plan.

ELIGIBILITY

     Each Director who is not an officer or employee of the Company is eligible to participate in the Directors' Plan in accordance with the terms of the Directors' Plan.

OPTIONS

     Options granted under the Director's Plan are nonqualified stock options (the Internal Revenue Code does not permit the grant of ISOs to Directors). The Directors' Plan provides for the grant of an option to acquire 25,000 shares effective April 21, 1994 to each eligible Director on that date and a grant of options to each new Director covering 25,000 shares at the time he or she is appointed or elected a Director.

     The option price of Options granted to date under the Directors' Plan is $16.625 (1994 grants) and $16.00 (one 1996 grant), the fair market value of the Common Stock on the date of grant. The option price must be paid in cash or check, by surrendering shares of Common Stock or by combination of cash, check and Common Stock.

     Each Option granted under the Directors' Plan has a maximum term of eight years. Each Option will be exercisable, in whole or in part, on the date that is sixty days after the date of grant. The Option will be exercisable for thirty days following the date that the participant ceases to be a director (but in all events prior to the expiration date).

RESTRICTED STOCK

     The Directors' Plan also provides for the award of Restricted Stock to each Director who is not an officer or employee of the Company. Restricted Stock awards for 5,000 shares were made on April 21, 1994 to each Director who was a member of the Board on that date, and Restricted Stock grants will also be made to a future new director at the time he or she is appointed or elected a Director. In addition to awards made on April 21, 1994, an award for 10,000 shares of Restricted Stock was made to an eligible Director in who joined the Board in September 1996, and awards for 3,000 shares of Restricted Stock were made to each eligible Director in October, 1998. Restricted Stock will be forfeited unless the Director remains a member of the Board of Directors until the shares vest. In general, twenty percent of the shares of Common Stock subject to each Restricted Stock award will vest on each of the first through the fifth anniversaries of the date of grant, although awards made in October, 1998 vest in one-third annual installments. After the grant and prior to the forfeiture or vesting of the shares, a Director shall be entitled to vote shares of Restricted Stock and to receive any cash distributions with respect to the shares.

SHARE AUTHORIZATION

     The maximum aggregate number of shares of Common Stock that may be issued under the Directors' Plan is 400,000 shares. However, no more than 50,000 shares of Common Stock may be granted as Restricted Stock under the Directors' Plan. These limitations and the terms of outstanding awards shall be adjusted as the Directors' Compensation Committee determines is appropriate in the event of a merger, consolidation, reorganization, stock dividend, stock split or similar change in the Company's capitalization.

                              DURATION OF THE PLAN

     No Options or Restricted Stock may be granted under the Plan after March 31, 2004. Options and Restricted Stock awards granted prior to that date will continue in effect in accordance with their terms.

                     AMENDMENT AND TERMINATION OF THE PLAN

     The Plan may be amended at any time by action of the Board of Directors; provided, however, that no such amendment shall be effective without the prior approval of shareholders if federal or state law or the requirements of any stock exchange or quotation system on which the Company's stock is listed requires shareholder approval. In addition, no amendment of the Plan shall, without the consent of the participant, adversely affect such participant's rights under any outstanding Option or Restricted Stock grant.

     The Board of Directors may terminate the Plan at any time but the termination of the Plan will not affect the terms of outstanding Options and Restricted Stock awards.

                         SHAREHOLDER PROPOSALS FOR 2000

     The Board of Directors will make provision for presentation of appropriate proposals by shareholders at the 2000 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the 2000 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before December 1, 1999 for inclusion in the Company's proxy statement and the form of proxy relating to the 2000 annual meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP serves as auditors for the Company and its subsidiaries and will continue to so serve until and unless changed by action of the Board of Directors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to Michael J. Pascal, the Company's Secretary, Treasurer and Chief Financial Officer, at 850 Ridge Lake Boulevard, Memphis, Tennessee 38120, telephone (901) 767-7005, a copy of the Company's Annual Report on form 10-K for the fiscal year ended December 31, 1998, including the financial statements and financial statement schedules filed by the Company with the SEC.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /S/ MICHAEL J. PASCAL
                                          MICHAEL J. PASCAL
                                          Secretary

March 26, 1999

                                                                     Appendix A



                            RFS HOTEL INVESTORS, INC.

                   AMENDED AND RESTATED 1993 RESTRICTED STOCK
                              AND STOCK OPTION PLAN

         The following is an amendment and restatement of the RFS Hotel Investors, Inc. 1993 Restricted Stock and Stock Option Plan, which was originally approved by the Board of Directors of RFS Hotel Investors, Inc. on October 28, 1993. All grants pursuant to said plan made prior to the effective date of the amendment and restatement thereof shall not be affected in any respect by the amendment and restatement of said plan and shall remain in full force and effect, subject to approval by the shareholders of RFS Hotel Investors, Inc. of the plan as amended and restated.

1.       Purposes of the Plan

         The purposes of the RFS Hotel Investors, Inc. 1993 Restricted Stock and Stock Option Plan (the "Plan") are to advance the interests of the Company, to increase shareholder value by providing its officers, directors and other key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with and rewards for outstanding service to the Company, its subsidiaries and/or its affiliates, and to provide the Company with an additional means to attract and retain qualified officers, directors and other key employees. The Plan will be administered as two separate plans, with 2,600,000 shares of Common Stock, of which 250,000 shares may be Restricted Stock, being available for awards to the officers and key employees of the Company and its subsidiaries and affiliates and 400,000 shares, of which 50,000 shares may be Restricted Stock, being available for awards to Directors of the Company who are not officers or employees. To this end, the Compensation Committee or the Directors' Committee, as hereinafter designated, may grant stock options and restricted stock awards to officers, directors and other key employees of the Company, its subsidiaries and/or its affiliates, on the terms and subject to the conditions set forth in this Plan.

2.       Definitions

         As used in the Plan, the following terms shall have the meanings set forth below:

2.1. "Award" means any form of Stock Option or Restricted Stock granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Compensation Committee or Directors' Compensation Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee or Directors' Compensation Committee may establish.

2.2. "Award Agreement" means a written agreement setting forth the terms of an Award.

2.3.     "Board" means the Board of Directors of the Company.

2.4. "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.5. "Committee" means either the Compensation Committee or the Directors' Compensation Committee, as the context so requires.

2.6. "Compensation Committee" means the Compensation Committee of the Board, consisting of two or more Directors, none of whom can participate in the Officers' Plan and each of whom is qualified as a disinterested person with respect to the Officers' Plan within the meaning of Exchange Act Rule 16b-3.

2.7.     "Common Stock" means the Common Stock of the Company, $.0 l par value.

2.8. "Company" means RFS Hotel Investors, Inc., its subsidiaries and its affiliates.

2.9. "Directors' Plan" means the 400,000 shares of Common Stock, of which 50,000 shares may be Restricted Stock, set aside hereunder that may be issued to Independent Directors by the Directors' Compensation Committee as Stock Options or Restricted Stock, and which block of shares shall constitute a separate plan for purposes of Rule 16b-3 under the Exchange Act.

2.10. "Directors' Compensation Committee" means a committee consisting entirely of directors of the Company who are executive officers or employees of the Company, none of whom can participate in the Directors' Plan.

2.11. "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration as determined by the Committee.

2.12. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.13. "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the last sale price of the Common Stock on such date as reported on the Nasdaq National Market, or, if the Common Stock shall hereafter be traded on a National Securities Exchange, the last sale price of the Common Stock on such date as reported on such exchange.

2.14. "Incentive Stock Option" ("ISO") means any Stock Option intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.

2.15. "Independent Directors" means directors of the Company who are neither officers nor employees of the Company or its subsidiaries.

2.16. "Non-Qualified Stock Option" means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

2.17. "Officer" means a person who is considered to be an officer of the Company or a subsidiary thereof under Securities Exchange Act Rule 16a-l(f).

2.18. "Officers' Plan" means the 2,600,000 shares of Common Stock set aside hereunder that may be issued to Officers and key employees of the Company and its subsidiaries and affiliates as Restricted Stock or Stock Options, and which block of shares shall constitute a separate plan for purposes of Rule 16b-3 under the Exchange Act.

2.19. "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

2.20. "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

2.21. "Participant" means any individual to whom an Award has been granted by the Compensation Committee or Directors' Compensation Committee under the Plan.

2.22. "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to forfeiture provisions or such other conditions as may be determined by the Compensation Committee or Directors' Compensation Committee and specified in the Award Agreement.

2.23. "Retirement" means retirement from active employment under a retirement plan of the Company, any subsidiary or affiliate, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement, or, in the case of an Independent Director of the Company, retirement from the board of directors after attaining the age of 60 and completing five (5) years of service as a director of the Company.

2.24. "Termination of Employment" means the termination of a Participant's active employment with the Company or, in the case of an Independent Director, termination of service as a director of the Company, which is not deemed to be a Retirement or a termination due to a Disability.

3.       Administration

3.1. The Directors' Plan shall be administered and interpreted by the Directors' Compensation Committee, and the Officers' Plan by the Compensation Committee.

3.2. Subject to the terms of the Plan, the appropriate Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion; (f) determine whether Common Stock payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

3.3. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or By-Laws, or applicable law, the appropriate Committee shall have sole discretion in exercising authority under the respective Plans. Each Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

4.       Eligibility

         Officers and other key employees of the Company and its present and future subsidiaries and/or affiliates (including those who may also be Directors of the Company), who are not members of the Compensation Committee and who are responsible for or contribute to the management, growth and profitability of the business of the Company, are eligible to receive Awards under the Officers' Plan. Each Independent Director will receive Awards under and in accordance with the Directors' Plan.

5.       Shares Available for Awards

5.1. The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Awards under the Plan is 3,000,000 (300,000 of which may be Restricted Stock), 2,600,000

         (250,000 of which may be Restricted Stock) of which may be granted to officers and key employees under the Officers' Plan and 400,000 (50,000 of which may be Restricted Stock) of which may be granted to Independent Directors under the Directors' Plan.

5.2. Shares of stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards, during the calendar year in which they expire or otherwise become available, provided, however, that, if any such shares could not again be available for Awards to a Participant who is subject to Section 16 of the Exchange Act under applicable share counting requirements of Rule 16b-3, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16.

5.3. Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

5.4. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, each Committee may make appropriate adjustment in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and/or the exercise price and other terms and conditions of Awards or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan, as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants.

6.       Awards Under the Plan

6.1. Stock Options. The Compensation Committee may grant Incentive Stock Options ("ISO"), Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such Officers and other key employees in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

         In the case of ISO's, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

         The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option granted under the Officers' Plan shall be fixed by the Compensation Committee at the time of grant; however, the price of an ISO must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The exercise price of an ISO granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be ISOs to the extent that the Fair Market Value of the shares of Common Stock with respect to which ISOs first become exercisable in any year exceeds $100,000.

         Each Independent Director shall be granted Options to purchase 25,000 shares of Common Stock on the date of the first annual meeting of the Company's shareholders or the date he or she becomes a Director, if thereafter. The exercise price at which shares of Common Stock may be purchased pursuant to the Options granted to Independent Directors shall be the Fair Market Value of the Common Stock on the date the Options are granted. Twenty percent of the Options shall vest i.e.. shall be nonforfeitable and transferable on each of the first through fifth anniversary dates of the date of grant. The preceding sentence to the contrary notwithstanding, an Option granted to an Independent Director shall not be exercisable after the thirtieth day after the Independent Director ceases to be a member of the Board for any reason.

6.2. Restricted Stock Awards. The Compensation Committee may grant Restricted Stock Awards ("RSAs") to such Officers and other key employees in such amounts and subject to such terms and conditions as the Compensation Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

         Restricted Stock granted under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

         Each Independent Director shall be granted 5,000 shares of Restricted Stock on the date of the first annual meeting of the Company's shareholders or the date he or she becomes a Director, if thereafter; provided, however, that an Independent Director who becomes a Director in September, 1996 shall instead be granted 10,000 shares of Restricted Stock on the date he or she joins the Board. Twenty percent of the shares of Restricted Stock awarded to Independent Directors and described in the preceding sentence shall vest, i.e., shall be nonforfeitable and transferable, on each of the first through the fifth anniversary dates of the date of grant.

         In addition, each Independent Director shall be granted 3,000 shares of Restricted Stock on October 28, 1998. One-third of those shares shall vest, i.e., shall be nonforfeitable and transferable, on each of the first through third anniversary dates of the date of grant.

         Unless otherwise determined by the Compensation Committee at the time of an Award, the holder of an RSA granted under the Officers' Plan shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. Each Independent Director shall have the right to vote shares of Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

         In the event all or any of the shares subject to RSA are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of grant prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

6.3. Consideration: Tandem and Substitute Awards. Except as provided in this Section 6.3 or to the extent that payment of lawful consideration may be required under the Tennessee Business Corporation Act, only services may be required as consideration for the grant (but not the exercise) of any Award. Awards granted under the Officers' Plan may, in the discretion of the Compensation Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Officers' Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant in the Officers' Plan to receive payment from the Company or any Subsidiary or Affiliate. If an Award under the Officers' Plan is granted in substitution for another Award or award, the Compensation Committee shall require the surrender of .such other Award or award in consideration for the grant of the new Award. Awards granted under the Officers' Plan in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

7.       Award Agreements

         Awards under the Plan shall be evidenced by an agreement approved by the appropriate Committee that sets forth the terms, conditions and limitations of an Award. The Compensation Committee may amend agreements theretofore entered into under the Officers' Plan, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that, no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant (except for an amendment made to cause the Plan to qualify for an exemption provided by Rule 16b-3).

8.       Miscellaneous Provisions Related to Participants

8.1. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except as expressly provided in the Directors' Plan, no Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

8.2. Except as may be otherwise provided under Section 6.3, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

8.3. The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.

8.4. A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting exercise or payment of any Award or, at the election of the holder of the Award, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

8.5. If the Compensation Committee determines that such action is advisable, the Company may assist any Participant in the Officers' Plan in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Compensation Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Compensation Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

8.6. Awards, and any right that comes within the general definition of "derivative security" of Rule 16a-1(c) under the Exchange Act, shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.7), and during the Award holder's lifetime, such Awards and rights shall be exercisable only by such holder or such holder's duly appointed guardian or legal representative.

8.7. Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the

         Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant's death.

9.       Governing Law

         The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

10.      Severability

         If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.      Unfunded Plan

         The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

12.      Rule 16b-3 Compliance

12.1. Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under
         Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

12.2. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

12.3. No Option shall be granted under the Officers' Plan prior to December 31, 1993, that has an option price, base price, or exercise price less than 50% of the fair market value of the underlying shares at the date of grant.

13.      Effective Date and Term of Plan

13.1. The Plan shall be submitted to the stockholders of the Company for their approval at the Annual Meeting of Shareholders to be held in 1994. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

13.2. The Plan shall remain in effect until March 31, 2004, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

14.      Amendment and Termination of the Plan

14.1. The Plan may be amended by the Board in any respect, without the consent of shareholders or Participants, including, without limitation, amendments for the purpose of changing the number of shares subject to Options versus the number of shares that may be granted as Restricted Stock, except that any such amendment (although effective when made) shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless required by law. Notwithstanding the preceding sentences, the Directors' Plan may not be amended more than once in any six month period except to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 or the rules thereunder.

14.2. The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.

                                                                      APPENDIX B

PROXY                                                       NO. OF SHARES ______
                           RFS HOTEL INVESTORS, INC.
         850 RIDGE LAKE BOULEVARD, SUITE 220, MEMPHIS, TENNESSEE 38120

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert M. Solmson and Michael J. Pascal, or either of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes each of them to vote, as designated below, all the shares of capital stock of RFS Hotel Investors, Inc. held of record by the undersigned on March 15, 1999, at the Annual Meeting of Shareholders to be held on April 28, 1999, or any adjournment thereof as specified below.

1.  ELECTION OF DIRECTORS
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

   [ ] FOR ALL NOMINEES LISTED BELOW

     CLASS II -- TERM EXPIRING 2001 -- J. WILLIAM LOVELACE

     CLASS III -- TERM EXPIRING 2002 -- ROBERT M. SOLMSON, HARRY J. PHILLIPS,
       SR. AND R. LEE JENKINS

   [ ] WITHHOLD AUTHORITY to vote for all nominees
2. To consider and act upon a proposal to amend the Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") to increase the number of shares of common stock that may be subject to awards under the Plan from 2,000,000 to 3,000,000 shares.
    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ADOPTION OF THE AMENDMENT TO THE PLAN.

                                                  DATED:                  , 1999
                                                      ---------------------

                                                  Please sign exactly as name
                                                  appears in left. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney, as executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly